UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 18, 2016

Asterias Biotherapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36646	46-1047971

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6300 Dumbarton Circle
Fremont, CA 94555
 (Address of principal executive offices)

(510) 456-3800
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 18, 2016, the Board of Directors (the "Board") of Asterias Biotherapeutics, Inc. (the "Company") issued an option to purchase 200,000 shares of the Company's common stock to Pedro Lichtinger, the Company's President & Chief Executive Officer (the "Replacement Options"), in consideration for the cancellation of an option to purchase 200,000 shares of the Company's common stock that were granted to Mr. Lichtinger on February 13, 2015 (the "Original Options").

The cancellation of the Original Options and the issuance of the Replacement Options was done to ensure technical compliance with the Company's 2012 Equity Incentive Plan and not for compensatory purposes.  The Original Options and the Replacement Options have the same exercise price of $3.90 per share and all other economic terms of such options are identical.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASTERIAS BIOTHERAPEUTICS, INC.

Date: January 22, 2016	By:	/s/ Georgia Erbez
Executive Vice President & Chief Financial Officer